As filed with the Securities and Exchange Commission on June 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Genius Group Limited

(Exact name of registrant as specified in charter)

Singapore	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

8 Amoy Street #01-01, Singapore	049950
(Address of Principal Executive Offices)	(Zip Code)

Genius Group Limited Employee Share Option Scheme 2018 Employee Share Option Scheme 2023 Services Agreements
(Full Title of the Plan)

Roger James Hamilton, Chief Executive Officer

C/O Greg Lavelle,

Puglisi & Associates

850 Library Avenue, Suite 204,

Newark, Delaware, 19711

(Name and Address of Agent For Service)

302-738-6680

Telephone Number, Including Area Code of Agent For Service.

Copies to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

Telephone: (516) 217-6379

Facsimile: (866) 705-3071

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, anon-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

Explanatory Note

This Registration Statement is being filed by Genius Group Limited (the “Registrant,” “we,” “us”, “our” or similar terminology) relating to continuing issuances of ordinary shares which may be offered and sold pursuant to the Genius Group Limited Employee Share Option Scheme 2018 (the “2018 Incentive Plan”), the Genius Group Limited Employee Share Option Scheme 2023 (the “2023 Incentive Plan” and collectively with the 2018 Incentive Plan the “Incentive Plans”) and multiple services agreements (collectively, the “Services Agreements”).

This Registration Statement includes, pursuant to General Instruction E to Form S-8, a reoffer prospectus in Part I (the “Reoffer Prospectus” or “prospectus”). The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous or a delayed basis in the future of up to 774,226 ordinary shares, and employees and consultants who may be deemed “non-affiliates” of the Company on a continuous or a delayed basis in the future of up to 567,831 ordinary shares, and a pool of 2,000,000 shares which may be distributed to both affiliates and non-affiliates in the future. Some of these shares constitute “control securities” which have been issued prior to or issuable after the filing of this Registration Statement. Some of these shares constitute “restricted securities” which have been issued prior to the filing of this Registration Statement. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by Genius Group Limited (the “Company”) to register an additional 3,342,057 shares of the Common Stock of the Company, No par value per share (the “Common Stock”), issuable under the Genius Group Limited. Employee Share Option Scheme 2018 (the “2018 Incentive Plan”), the Genius Group Limited Employee Share Option Scheme 2023 (the “2023 Incentive Plan” and collectively with the 2018 Incentive Plan the “Incentive Plans”) and multiple services agreements.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

(i)	our Annual Reports on Form 20-F (File No. 001-41353) filed on June 6, 2023 and as amended June 7, 2023;

(ii)	Our Form 6-K Current Reports filed on June 7, 2023, June 8, 2023, June 9, 2023 and June 15, 2023.

(iii)	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A (File No. 001-41353) filed with the SEC on April 11, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 6-K and exhibits filed on such form that are related to such items unless such Form 6-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. In addition to being able to access any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents on our website at www.geniusgroup.net. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of such documents. You should direct any requests for documents to:

The Commission allows us to “incorporate by reference” the information the Company files with the Commission, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 3. Incorporation of Documents by Reference.

Included in the prospectus which is part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 172 of the Singapore Companies Act prohibits a company from exempting or indemnifying its officers (including directors acting in an executive capacity) and similarly Section 208A of the Singapore Companies Act prohibits a company from exempting or indemnifying its auditors against any liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to us. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against any such liability, or (b) indemnifying such individual against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court, (c) or indemnifying an officer against liability incurred by him or her to a person other than the company except in circumstances where such liability is for any criminal or regulatory fines or penalties, or where such liability is incurred in respect of (i) defending criminal proceedings in which he or she is convicted, (ii) defending civil proceedings commenced by the company or a related company against him in which judgment is given against him or (iii) in connection with an application for relief under section 76A(13) or section 391 of the Singapore Companies Act in which the court refuses to grant him relief.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting us, our constitution provides that each of our directors and officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by us or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either director, officer, secretary or employee of us or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Singapore Companies Act.

We may indemnify our directors and officers against costs, charges, fees, expenses and liabilities that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a director, officer or employee of our Company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act or other applicable statutes, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to our Company, or which would otherwise result in such indemnity being voided under applicable Singapore laws. No director or officer of our Company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other director or officer, and to the extent permitted by Singapore law, our Company shall contribute to the amount paid or payable by a director or officer in such proportion as is appropriate to reflect the relative fault of such director or officer, taking into consideration any other relevant equitable considerations, including acts of other directors or officers and our Company, and the relative fault of such parties in respect thereof.

In addition, subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting our Company, no director, managing director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by us, through the insufficiency or deficiency of title to any property acquired by order of the directors for us or for the insufficiency or deficiency of any security upon which any of our moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description of Document

3.1

Memorandum and Articles of Association (Incorporated by reference to the Company’s Registration Statement on Form F-1 (Registration No. 333-257700), initially filed with the SEC on July 6, 2021, as amended)

4.1	Employee Share Option Scheme 2018. (Incorporated herein by reference to the Company’s Form 20-F Annual Report (File No. 001-41353), filed with the SEC on May 13, 2022
4.2	Employee Share Option Scheme 2023 (Filed herewith)
5.1	Opinion of Allen & Gledhill LLP (Filed herewith)
23.1	Consent of Marcum LLP (Filed herewith)
23.2	Consent of Allen & Gledhill (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table (Filed herewith)

*Filed herewith.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Shareholder” means and includes:

●	the persons identified in the table above as the Selling Shareholders;
●	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Incentive Plans; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of our Ordinary Shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

Our Ordinary Shares offered by this prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Ordinary Shares offered hereby. The distribution of the Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the NYSE American (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on NYSE American; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Ordinary Shares pursuant to this prospectus.

The Selling Shareholders also may lend or pledge our Ordinary Shares to a broker-dealer. The broker-dealer may sell the Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Ordinary Shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

Although the Ordinary Shares covered by this prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in a distribution of Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

ITEM 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of June, 2023.

Genius Group Limited.

By:	/s/ Roger James Hamilton
Name:	Roger James Hamilton
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

By:	/s/ Erez Simha
Name:	Erez Simha
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger James Hamilton	Chief Executive Officer and Chairman of the Board	June 22, 2023
Roger James Hamilton	(Principal Executive Officer)

/s/ Erez Simha	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2023
Erez Simha

/s/ Suraj Naik	Chief Technology Officer and Director	June 22, 2023
Suraj Naik

/s/ Tim Murphy	Director	June 22, 2023
Tim Murphy

/s/ Ravinder Karwal	Chief Revenue Officer	June 22, 2023
Ravinder Karwal

/s/ Sandra Morrell	Director	June 22, 2023
Sandra Morrell

/s/ Patrick Grove	Director	June 22, 2023
Patrick Grove

/s/ Nic Lim	Director	June 22, 2023
Nic Lim

/s/ Anna Gong	Director	June 22, 2023
Anna Gong

/s/ Richard J. Berman	Director	June 22, 2023
Richard J. Berman

GENIUS GROUP LIMITED

Employee Share Option Scheme 2018 (the “2018 Incentive Plan”), the Genius Group Limited Employee Share Option Scheme 2023 (the “2023 Incentive Plan” and collectively with the 2018 Incentive Plan the “Incentive Plans”)

Explanatory Note

This Registration Statement is being filed by Genius Group Limited (the “Registrant,” “we,” “us”, “our” or similar terminology) relating to continuing issuances of ordinary shares which may be offered and sold pursuant to the Genius Group Limited Employee Share Option Scheme 2018 (the “2018 Incentive Plan”), the Genius Group Limited Employee Share Option Scheme 2023 (the “2023 Incentive Plan” and collectively with the 2018 Incentive Plan the “Incentive Plans”) and multiple services agreements (collectively, the “Services Agreements”).

This Registration Statement includes, pursuant to General Instruction E to Form S-8, a reoffer prospectus in Part I (the “Reoffer Prospectus” or “prospectus”). The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous or a delayed basis in the future of up to 774,226 ordinary shares, and employees and consultants who may be deemed “non-affiliates” of the Company on a continuous or a delayed basis in the future of up to 567,831 ordinary shares, and a pool of 2,000,000 shares which may be distributed to both affiliates and non-affiliates in the future. Some of these shares constitute “control securities” which have been issued prior to or issuable after the filing of this Registration Statement. Some of these shares constitute “restricted securities” which have been issued prior to the filing of this Registration Statement. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

Reoffer Prospectus

Genius Group Limited

Up to 3,342,057 ordinary shares under the

Employee Share Option Scheme 2018

Employee Share Option Scheme 2023

Service Agreements

This reoffer prospectus (“reoffer prospectus” or “prospectus”) relates to the public resale, from time to time, of up to 3,342,057 ordinary shares, no par value per share (the “Ordinary Shares”) of Genius Group Limited (the “Company”) by certain security holders (the “Selling Shareholders”) identified herein in the section entitled “Selling Shareholders” who have acquired or will acquire such Ordinary Shares in connection with the exercise of options granted, and with Ordinary Shares or other awards made, and with the purchase of Ordinary Shares under the Company’s Employee Share Option Scheme 2018 (the “2018 Incentive Plan”), the Genius Group Limited Employee Share Option Scheme 2023 (the “2023 Incentive Plan” and collectively with the 2018 Incentive Plan the “Incentive Plans”) and multiple service agreements (collectively, the “Services Agreements”). The Incentive Plans and the Services Agreements are intended to provide incentives which will attract, retain, and motivate highly competent persons such as officers, employees, directors, and consultants to our Company by providing them opportunities to acquire our Ordinary Shares. Additionally, the Incentive Plans and the Services Agreements are intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of the Company’s other shareholders.

Our Ordinary Shares are listed on the NYSE American under the symbol “GNS.” On June 22, 2023, the closing price of our Ordinary Shares on the NYSE American was $0.69 per share.

The shares included in this prospectus may be offered and resold directly by the Selling Shareholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a Selling Shareholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. See the section entitled “Risk Factors” on page 2 and in the documents incorporated herein by reference before you decide to buy our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is June 22, 2023.

I

Please read this prospectus and the documents incorporated by reference herein carefully. These documents describe our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We and the Selling Shareholders have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed or incorporated by reference in this prospectus, other than the information and representations contained or incorporated by reference in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

We are responsible for the disclosure in this prospectus. However, this prospectus (including the documents incorporated by reference herein) includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. Such information contained or incorporated by reference herein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus or the documents incorporated by reference herein are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to compete in the highly competitive markets in which we operate, and potential adverse effects of this competition;

II

●	our ability to maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements;
●	uncertainty, downturns and changes in the markets we serve;
●	our expectations regarding the size of the global education market, Edtech market and the various geographic and demographic markets that our group of companies serve;
●	our competitiveness in the marketplace in relation to existing and new competitors in the marketplace;
●	our commercialization strategy, including our plans to acquire education companies, to combine them in a global curriculum and Edtech platform, and to digitize and distribute our courses globally;
●	our belief that we will be able to drive commercialization of our GeniusU Edtech platform through the growth of our AI, and technology development;
●	our ability to integrate effectively our Pre-IPO Companies and IPO Acquisitions in order to expand their product range and improve their financial performance;
●	the willingness of our Partners, Mentors and Students to adopt GeniusU as their Edtech platform of choice;
●	our ability to effectively manage our anticipated growth;
●	the timing, scope or likelihood of regulatory submissions, filings, approvals, authorizations or clearances;
●	our ability to repay or service our debt obligations and meet the financial covenants related to such debt obligations;
●	our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;
●	our ability to develop effective internal controls over financial reporting;
●	our ability to attract, motivate and retain qualified employees, including members of our senior management team;
●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a foreign private issuer;
●	the future trading price of our Ordinary Shares and impact of securities analysts’ reports on these prices;
●	our ability to fully derive anticipated benefits from existing or future acquisitions, joint ventures, investments or dispositions;
●	exchange rate fluctuations and volatility in global currency markets;
●	potential adverse tax consequences resulting from the international scope of our operations, corporate structure and financing structure; and
●	increased risks resulting from our international operations.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

III

Corporate Information

Our principal executive offices are located at 8 Amoy Street, #01-01, Singapore 049950, which is also our registered address, and our telephone number is +65 8940 1200. The address of our website is www.geniusgroup.net. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Offering

Outstanding Ordinary Shares	50,900,057 Ordinary Shares outstanding as of June 22, 2023.

Ordinary Shares Offered	Up to 3,342,057 Ordinary Shares for sale by the Selling Shareholders for their own account.

Selling Shareholders	The Selling Shareholders are set forth in the section of this prospectus entitled “Selling Shareholders.”

Proceeds	We will not receive any proceeds from the sale of our Ordinary Shares by the Selling Shareholders. However, we will receive the exercise price of any Ordinary Shares issued to the Selling Shareholders upon cash exercise by them of options held by them. We would expect to use the proceeds, if any, for general working capital purposes. See “Use of Proceeds.”

Risk Factors	The securities offered hereby are speculative and involve a significant degree of risk. See “Risk Factors.”

NYSE American	GNS

UPSTREAM	GNS

1

RISK FACTORS

Investing in our Ordinary Shares is speculative and involves significant risks. You should carefully consider the following risks, as well as other information set forth under the caption “Risk Factors” in Annual Report on Form 20-F (File No. 001-41353) filed on June 6, 2023; and our other public filings made with the SEC which are incorporated by reference into this prospectus.

The requirement that we repay the Convertible Note and interest thereon in cash under certain circumstances, and the restrictive covenants contained in the Convertible Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay the Convertible Note and interest thereon in cash, if we do not meet certain equity conditions as set forth in the Convertible Note (including minimum price and volume thresholds) or in certain other circumstances. For example, we will be required to repay the outstanding principal balance and accrued but unpaid interest, along with a premium, upon the occurrence of a Change of Control (as defined in the convertible note). In addition, the Convertible Note contain restrictive covenants, including financial covenants. These obligations and covenants could have important consequences on our business. In particular, they could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on the Convertible Note;

●	limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the Convertible Note;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have lower fixed costs.

The debt service requirements of any other outstanding indebtedness or preferred stock we incur or issue in the future, as well as the restrictive covenants contained in the governing documents for any such indebtedness, could intensify these risks.

In the event we are required to repay the Convertible Note in cash, we may seek to refinance the remaining balance, by either refinancing with the holder of the Convertible Note, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under the Convertible Note, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance, it could be dilutive to shareholders.

If we are unable to make the required cash payments, there could be a default under the Convertible Note. In such event, or if a default otherwise occurs under the Convertible Note, including as a result of our failure to comply with the financial or other covenants contained therein, the holder of the Convertible Note will be able to elect to redeem the Convertible Note for cash equal to 115% of the then-outstanding principal amount of the Convertible Note (or such lesser principal amount accelerated by the holder) plus accrued and unpaid interest thereon, or to convert the Convertible Note into ordinary shares at a conversion price equal to the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date, (ii) 85% of the VWAP of the ordinary shares as of the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (iii) 85% of the VWAP of the ordinary shares as of the trading day of the delivery or deemed delivery of the applicable Conversion Notice and (iv) 85% of the price computed as the quotient of (I) the sum of the VWAP of the ordinary shares for each of the three trading days with the lowest VWAP of the ordinary shares during the 20 consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by three.

Our assets and the assets of certain of our subsidiaries have been pledged as security for our obligations under the Convertible Note, and our default with respect to those obligations could result in the transfer of our assets to our creditor. Such a transfer could have a material adverse effect on our business, capital, financial condition, results of operations, cash flows and prospects.

The convertible note is a senior secured obligation of the Company secured by a lien on all assets of the Company and certain of our subsidiaries. In the event of a default by the Company with respect to its obligations under the Convertible Note, we or our subsidiaries may be obligated to transfer some of our assets to our creditor. Such a transfer could have a material adverse effect on our business, capital, financial condition, results of operations, cash flows and prospects.

Our shareholders will experience significant dilution as a result of any conversion of the convertible note.

As a result of the conversion of the Convertible Note, our shareholders will experience significant dilution. In addition, if we elect to pay monthly installment payments under the Convertible Note in our ordinary shares, we may be required to issue a substantial number of shares to the holder of the Convertible Note. The Convertible Note is convertible, at the holder’s option, into our ordinary shares, initially at a fixed conversion price of $5.17, subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events (without taking into account the limitations on the conversion of the Convertible Note as described elsewhere in this prospectus). The number of ordinary shares to be issued may be substantially greater, if the Convertible Note is converted into ordinary shares following and during the continuation of an Event of Default (as defined in the Note) at the alternate conversion price as described elsewhere in this prospectus. In such cases the number of shares issued will be the lowest conversion price in accordance with a formula determined based upon 85% of the volume weighted average of the market price of our ordinary shares during certain measuring periods. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Convertible Note. The Convertible Note likely will be converted only at times when it is economically beneficially for the holder to do so, and we are entitled to pay interest in shares and make installment conversions only at a price per share that is at a discount to the then current market price. In any event, the issuance of these shares will dilute our other equity holders, which could cause the price of our ordinary shares to decline.

2

USE OF PROCEEDS

We will not receive any proceeds from the resale of our Ordinary Shares by the Selling Shareholders pursuant to this prospectus. However, we will receive the exercise price of any Ordinary Shares issued to the Selling Shareholders upon cash exercise by them of options held by them. We would expect to use these proceeds, if any, for general working capital purposes. We have agreed to pay the expenses of registration of these shares.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Shareholders. We will not receive any proceeds from the resale of the shares by the Selling Shareholders. The table and the other information contained in this Section “Selling Shareholders” has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders.

The table below sets forth, as of June 22, 2023, the following: (i) the name of each Selling Shareholder who is offering the resale of Ordinary Shares by this reoffer prospectus; (ii) the number of Ordinary shares (and the percentage) of Ordinary Shares beneficially owned by each Selling Shareholder; (iii) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Shareholder has a present intention to do so; and (iv) the number of Ordinary Shares (and the percentage) of Ordinary Shares each Selling Shareholder will own after the offering, assuming they sell all of the Ordinary Shares offered in this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

The Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this reoffer prospectus, accordingly. We cannot give an estimate as to the number of Ordinary Shares that will actually be held by the Selling Shareholders upon termination of this offering because the Selling Shareholders may offer some or all of their Ordinary Shares in the offering contemplated by this reoffer prospectus or acquire additional Ordinary Shares. The total number of Ordinary Shares that may be sold hereunder will not exceed the number of Ordinary Shares offered hereby. Please read the section entitled “Plan of Distribution” in this reoffer prospectus.

The Selling Shareholders include our current directors, officers and affiliates who have been granted awards for Ordinary Shares under any of the Incentive Plans and/or the Services Agreements, which are deemed to be “control securities” and Ordinary Shares from awards granted to other employees under any of the Incentive Plans, which are deemed to be “restricted securities.”

To our knowledge, none of our officers and directors has a present intention to offer Ordinary Shares for sale, although they retain the right to do so.

3

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at 8 Amoy Street, #01-01, Singapore 049950.

Selling Shareholder	Principal Position with the Company(1)	Shares Owned Prior to Resale		Number of Shares Offered for	Shares Beneficially Owned After Resale
		Number	Percent(2)	Resale	Number	Percent(2)
Aarthi Ramu	Employee	32	*	32	0	*
Aditi Jackah	Employee	22	*	22	0	*
Agus Entara	Employee	145	*	145	0	*
Alina Ungureanu	Employee	4,219	*	3,511	708	*
Alison Wentworth Ross	Employee	245	*	245	0	*
Ana Povarchick	Employee	2,883	*	2,800	83	*
Anastasia Khliupina	Employee	2,200	*	2,200	0	*
Andrew Goh	Employee	306	*	306	0	*
Andrew Joseph Oliveira Neto	Employee	12,935	*	7,793	5,142	*
Arnold Arbuis	Employee	305	*	138	167	*
Ashish Jha	Employee	7	*	7	0	*
Ashry Triwahyu	Employee	226	*	226	0	*
Ayu Triana**	Employee	152	*	152	0	*
Ayushi Doshi	Employee	3,861	*	2,043	1,818	*
Barbara Franziska Fluri-Muller	Employee	11,047	*	9,751	1,296	*
Bhavna Jeram	Employee	417	*	417	0	*
Cecilia Pineda	Employee	5,188	*	5,188	0	*
Chan Tai Hee	Employee	184	*	184	0	*
Cynthia Louise Tait	Employee	5,613	*	3,885	1,728	*
Dewa Adnyana**	Employee	284	*	284	0	*
Dewa Gede Arda Swadhiyana**	Employee	361	*	361	0	*
Dewa Gede Rai Subawa**	Employee	163	*	163	0	*
Dmitriy Lysenko	Employee	2,400	*	2,400	0	*
Dominic James Welsh	Employee	3,714	*	2,892	822	*
Donna Maree Meredith	Employee	15,457	*	13,603	1,854	*
Duncan Elias Mccallum	Employee	3,667	*	2,821	846	*
Erez Simha(3)	Chief Financial Officer	178,253	0.4%	178,253	0	*
Ethan Bull	Employee	101	*	101	0	*
Flora Hewitt	Employee	100,000	0.2%	100,000	0	*
Gaurav Dama	Employee	20,361	*	16,125	4,236	*
Gede Ngurah Duta Krisna Mandala	Employee	155	*	155	0	*
Gede Rias Sutama**	Employee	163	*	163	0	*

4

Gemma Louise Wainwright	Employee	308	*	308	0	*
Gond Ling Jun Anna(4)	Director	6,000	*	6,000	0	*
Gracia Kanumbi	Employee	345	*	345	0	*
Gusti Ngurah Muarka**	Employee	280	*	280	0	*
Halyna Voloshenyuk	Employee	361	*	361	0	*
Hemal Kiran Thakkar	Employee	1,524	*	1,362	162	*
Hyun Pasupati Ghanaya**	Employee	371	*	371	0	*
I Gede Satya Wiratama**	Employee	290	*	290	0	*
I GST A. Komang Ipissindo**	Employee	446	*	446	0	*
I Kadek Data**	Employee	284	*	284	0	*
I Kadek Dedy Priana**	Employee	545	*	545	0	*
I Kadek Gede Ardita**	Employee	322	*	322	0	*
I Kadek Muliarta**	Employee	284	*	284	0	*
I Ketut Sunarta**	Employee	311	*	311	0	*
I Made Ari Sastrawan**	Employee	361	*	361	0	*
I Made Bobi Antara**	Employee	289	*	289	0	*
I Made Kantun Yasa**	Employee	290	*	290	0	*
I Made Sumanta Adi Sesa**	Employee	284	*	284	0	*
I Made Wirajaya**	Employee	361	*	361	0	*
I Nengah Sudiantara**	Employee	361	*	361	0	*
I Ngurah Gede Kubon Tubuh**	Employee	284	*	284	0	*
I Nyoman Armada**	Employee	284	*	284	0	*
I Nyoman Oki Mahayana**	Employee	378	*	378	0	*
I Nyoman Putra**	Employee	654	*	654	0	*
I Wayan Agus Sugiarta**	Employee	372	*	372	0	*
I Wayan Ari Sanjaya**	Employee	361	*	361	0	*
I Wayan Eka Rudi Arsa**	Employee	284	*	284	0	*
I Wayan Gede Nopantara**	Employee	152	*	152	0	*
I Wayan Phik Suantika**	Employee	409	*	409	0	*
I Wayan Sumerta**	Employee	311	*	311	0	*
Jackiera Astley Purugganan Raj**	Employee	3,028	*	2,302	726	*
Jeremy Harris	Employee	88,682	0.2%	2,570	86,112	*
Jonathan Charles Rose	Employee	7,460	*	4,929	2,531	*
June Liu Yi-Chin	Employee	82	*	82	0	*
Kadek Alit Sudiarta**	Employee	290	*	290	0	*
Kadek Ananta Prdipta**	Employee	161	*	161	0	*
Kadek Andi Santosa**	Employee	361	*	361	0	*
Karina Firdosh Daruwalla	Employee	4,083	*	2,211	1,872	*
Karl Phiroze Commissariat	Employee	7,443	*	3,531	3,912	*
Kelly Maida Herbert	Employee	7,852	*	5,428	2,424	*
Kesawan Thangaveloo**	Employee	1,501	*	1,501	0	*

5

Ketut Catur Jaya**	Employee	367	*	367	0	*
Ketut Purnama Dewi**	Employee	545	*	545	0	*
Kirsty Birchall	Employee	345	*	345	0	*
Komal Manohar Jadhav	Employee	492	*	492	0	*
Komang Suryawan**	Employee	361	*	361	0	*
Lim Kah Wui(5)	Director	7,967	*	6,000	1,967	*
Luke Thomas Hamilton	Employee	5,637	*	5,037	600	*
Made Sudiana**	Employee	367	*	367	0	*
Magdalena Urszula Klys-Korzeniowska	Employee	2,910	*	2,208	702	*
Mahesh Devaraj	Employee	146	*	146	0	*
Marijke Ludia Clara Lilipaly	Employee	205	*	205	0	*
Marilize Roberta Santos Paixao	Employee	15,502	*	12,940	2,562	*
Mary Wilson	Employee	389	*	389	0	*
Matthew Singer	Employee	200,000	0.4%	200,000	0	*
Melissa Jarin	Employee	17	*	17	0	*
Michelle Clarke(6)	Chief Marketing Officer and Director	501,392	1.0%	18,092	483,300	1.0%
Michelle Nolting	Employee	9,718	*	8,248	1,470	*
Mikhail Makhnovskyy	Employee	210	*	210	0	*
Mikhail Melnyk	Employee	660	*	660	0	*
Mohamad Wafiuddin Bin Abu Bakar**	Employee	1,664	*	1,664	0	*
Mohamed Feroz	Employee	1,397	*	1,397	0	*
Mohammad Asyraf Adli Bin Abu Bakar	Employee	735	*	735	0	*
Ni Ketut Jeniari**	Employee	511	*	511	0	*
Ni Komang Ayu Wedayani**	Employee	303	*	303	0	*
Ni Luh Febri Aryawati**	Employee	152	*	152	0	*
Ni Luh Putu Swantari**	Employee	163	*	163	0	*
Ni Made in Ardanti**	Employee	289	*	289	0	*
Ni Nengah Taniasih**	Employee	284	*	284	0	*
Ni putu Agra Sutani Widyantari**	Employee	367	*	367	0	*
Ni Putu Eka Juliati Dewi**	Employee	284	*	284	0	*
Ni Wayan Ayu Martini**	Employee	355	*	355	0	*
Ni Wayan Candri**	Employee	284	*	284	0	*
Ni Wayan Sukenti**	Employee	284	*	284	0	*
Ni Wayan Sunarti**	Employee	284	*	284	0	*
Ni Wayan Suryati**	Employee	396	*	396	0	*
Niketa Dutta	Employee	8,394	*	3,096	5,298	*
Nikita Kostrov	Employee	2,333	*	2,333	0	*
Noor Iskandar Faisal bin Mohammed Zain	Employee	102	*	102	0	*
Nyoman Juli Dharmawan**	Employee	505	*	505	0	*

6

Pande Putu Satriaditya Widjaksana**	Employee	378	*	378	0	*
Patrick Ykin Grove(7)	Director	6,000	*	6,000	0	*
Paulina Roach	Employee	1,083	*	1,083	0	*
Penelope Wee Mei Imm	Employee	5,452	*	3,496	1,956	*
Pia Desideria	Employee	226	*	226	0	*
Prayoga Handayaprana	Employee	651	*	651	0	*
Preetam Dilip Sawant	Employee	372	*	372	0	*
Priya Shambhu Shetty	Employee	3,715	*	1,837	1,878	*
Priyanka Parasmal Solanki	Employee	283	*	283	0	*
Putu Andika	Employee	208	*	208	0	*
Putu Sastra Adhipermana**	Employee	328	*	328	0	*
Rajshree Singh	Employee	20	*	20	0	*
Ram Krishnan**	Employee	507	*	507	0	*
Rav Karwal(8)	Chief Revenue Officer	169,492	0.3%	169,492	0	*
Richard Berman(9)	Director	186,667	0.4%	180,000	6,667	*
Risky Putra Dharma**	Employee	361	*	361	0	*
Roger James Hamilton(10)	Chief Executive Officer and Director	9,797,731	20.1%	99,877	9,697,854	19.9%
Rosaleen Bloomfield	Employee	1,794	*	1,794	0	*
Rukhsana Aziz	Employee	41	*	41	0	*
Samarth Sharma	Employee	46	*	46	0	*
Sandra Lee Morrell(11)	Director	1,009,841	2.1%	22,258	987,583	2.0%
Saumya Gaur	Employee	13	*	13	0	*
Shabida binte Hamzah	Employee	3,692	*	3,692	0	*
Shane Michael Kenneth Bowen	Employee	12,592	*	8,092	4,500	*
Sheryl Grace J Saquilayan	Employee	753	*	753	0	*
Shiva Ratna Swain	Employee	49	*	49	0	*
Simone Holt	Employee	97,386	0.2%	8,754	88,632	0.2%
Sovereign Fiduciaries (Guernsey) Limited ATF TTUCA Trust	Employee	17,207	*	17,207	0	*
Stacey Leigh Webber	Employee	6,947	*	6,173	774	*
Sugumaran Rajamanikam	Employee	180	*	180	0	*
Suharli**	Employee	163	*	163	0	*
Suraj Naik(12)	Chief Technology Officer and Director	269,172	0.6%	13,254	255,918	0.5%
Tao Cusumao	Employee	33	*	33	0	*
Taryn Knight	Employee	530	*	530	0	*
Tetiana Baskova	Employee	438	*	438	0	*
Thomas Henry Gallagher	Employee	14,290	*	12,532	1,758	*
Tim Murphy(13)	Director	75,000	0.2%	75,000	0	*
Tracy Leigh Stallard	Employee	6,052	*	5,542	510	*
Tridia Limited	Employee	6,528	*	6,528	0	*

7

Usov Kirill	Employee	1,750	*	1,750	0	*
Valentino Urigo	Employee	17	*	17	0	*
Venkatalakshmi Ravichandran	Employee	15,782	*	9,986	5,796	*
Veronika Bondareva	Employee	3,546	*	1,836	1,710	*
Yovinda Adelina	Employee	7,065	*	6,675	390	*
Yuanita Nurtias Pratami**	Employee	152	*	152	0	*
Yvette Gladys Sholdas	Employee	4,260	*	2,632	1,628	*
Zainal bin Kasim**	Employee	2,303	*	2,303	0	*
IIham Tahirov**	Employee	1,266	*	1,266	0	*
I Kadek Doni Gunawan**	Employee	60	*	60	0	*
Gede Ngurah Duta Krisna Mandala**	Employee	96	*	96	0	*

Total				1,342,057

* Less than 1%.

** Shares held in nominee account.

(1)	All positions described are with the Company, unless otherwise indicated.

(2)	Percentage ownership is computed with reference to 50,900,821 Ordinary Shares outstanding as of June 22, 2023.

(3)	The number of ordinary shares and percentage ownership prior to resale includes 178,253 shares issuable to Mr. Simha upon the vesting of restricted share units granted to Mr. Simha as compensation pursuant to the Services Agreement between the Company and Mr. Simha. The number of shares and percentage ownership after resale assumes the sale of all 178,253 ordinary shares offered by Mr. Simha under this prospectus.

(4)	The number of ordinary shares and percentage ownership prior to resale includes 6,000 shares issuable to Ms. Gong awarded as additional compensation. The number of ordinary shares and percentage ownership after resale assumes the sale of all 6,000 ordinary shares offered by Ms. Gong under this prospectus.

(5)	The number of ordinary shares and percentage ownership prior to resale includes 6,000 shares issuable to Mr. Lim awarded as additional compensation and 1,967 beneficially owned ordinary shares. The number of ordinary shares and percentage ownership after resale assumes the sale of the 6,000 shares offered by Mr. Lim under this prospectus.

(6)	The number of ordinary shares and percentage ownership prior to resale includes 18,092 shares issuable to Ms. Clarke upon the exercise of options awarded under the 2018 Plan and 483,300 beneficially owned ordinary shares. The number of ordinary shares and percentage ownership after resale assumes the sale of all 18,092 ordinary shares offered by Ms. Clarke under this prospectus.

(7)	The number of ordinary shares and percentage ownership prior to resale includes 6,000 shares issuable to Mr. Grove awarded as additional compensation. The number of ordinary shares and percentage ownership after resale assumes the sale of all 6,000 shares offered by Mr. Grove under this prospectus.

(8)	The number of ordinary shares and percentage ownership prior to resale includes 169,492 shares issuable to Mr. Karwal upon the vesting of restricted share units granted to Mr. Karwal as compensation pursuant to the Services Agreement between the Company and Mr. Karwal. The number of shares and percentage ownership after resale assumes the sale of all 169,492 ordinary shares offered by Mr. Karwal under this prospectus.

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(9)	The number of ordinary shares and percentage ownership prior to resale includes 180,000 shares issuable to Mr. Berman upon the exercise of options granted to Mr. Berman as compensation pursuant to the Services Agreement between the Company and Mr. Berman and 6,667 beneficially owned ordinary shares. The number of ordinary shares and percentage ownership after resale assumes the sale of all 180,000 ordinary shares offered by Mr. Berman under this prospectus

(10)	The number of ordinary shares and percentage ownership prior to resale includes 99,877 shares issuable to Mr. Hamilton upon the exercise of options awarded under the 2018 Plan and 9,697,854 beneficially owned ordinary shares. Out of the 9,697,854 beneficially owned ordinary shares, 393,042 shares will be transferred back to the Company and cancelled in the future as per previous agreements between the Company and Mr. Hamilton. The number of ordinary shares and percentage ownership after resale assumes the sale of all 99,877 ordinary shares offered by Mr. Hamilton under this prospectus.

(11)	The number of ordinary shares and percentage ownership prior to resale includes 22,258 shares issuable to Ms. Morrell upon the exercise of options awarded under the 2018 Plan and 987,583 beneficially owned ordinary shares. Out of the 987,583 beneficially owned ordinary shares, 226,572 shares will be transferred back to the Company and cancelled in the future as per previous agreements between the Company and Ms. Morrell. The number of ordinary shares and percentage ownership after resale assumes the sale of all 22,258 ordinary shares offered by Ms. Morrell under this prospectus.

(12)	The number of ordinary shares and percentage ownership prior to resale includes 13,254 shares issuable to Mr. Naik upon the exercise of options awarded under the 2018 Plan and 255,918 beneficially owned ordinary shares. The number of ordinary shares and percentage ownership after resale assumes the sale of all 13,254 ordinary shares offered by Mr. Naik under this prospectus.

(13)	The number of ordinary shares and percentage ownership prior to resale includes 75,000 shares issuable to Mr. Murphy upon the exercise of options granted to Mr. Murphy as compensation pursuant to the Services Agreement between the Company and Mr. Murphy. The number of ordinary shares and percentage ownership after resale assumes the sale of all 75,000 ordinary shares offered by Mr. Murphy under this prospectus.

The Company may supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Shareholder” means and includes:

●	the persons identified in the table above as the Selling Shareholders;
●	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Incentive Plans; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of our Ordinary Shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

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Our Ordinary Shares offered by this prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Ordinary Shares offered hereby. The distribution of the Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the NYSE American (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on NYSE American; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Ordinary Shares pursuant to this prospectus.

The Selling Shareholders also may lend or pledge our Ordinary Shares to a broker-dealer. The broker-dealer may sell the Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Ordinary Shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

Although the Ordinary Shares covered by this prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in a distribution of Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the securities being offered herein has been passed upon for us by Allen & Gledhill LLP.

EXPERTS

The consolidated financial statements of Genius Group Limited and subsidiaries as of December 31, 2022 and 2021, have been included in the registration statement in reliance upon the report of Marcum LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Ordinary Shares offered hereby, we refer you to the registration statement, the documents incorporated by reference herein and the exhibits and schedules filed thereto. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information is available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.geniusgroup.net. You may access our Registration Statement on Form F-1, annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our Ordinary Shares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

(i)	our Annual Reports on Form 20-F (File No. 001-41353) filed on June 6, 2023, as amended June 7, 2023;

(ii)	Our Form 6-K Current Reports filed on June 7, 2023, June 8, 2023, June 9, 2023 and June 15, 2023.

(iii)	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A (File No. 001-41353) filed with the SEC on April 11, 2022.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 6-K and exhibits filed on such form that are related to such items unless such Form 6-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. In addition to being able to access any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents on our website at www.geniusgroup.net. we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of such documents. You should direct any requests for documents to:

Roger James Hamilton

Chief Executive Officer

Genius Group Limited

8 Amoy Street, #01-01

Singapore 049950

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our ordinary shares. These purchasers will purchase our ordinary shares at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Genius Group Limited

Up to 3,342,057 Ordinary Shares under the

Employee Share Option Scheme 2018

Employee Share Option Scheme 2023

Services Agreements

REOFFER PROSPECTUS

June 22, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Included in the prospectus which is part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 172 of the Singapore Companies Act prohibits a company from exempting or indemnifying its officers (including directors acting in an executive capacity) and similarly Section 208A of the Singapore Companies Act prohibits a company from exempting or indemnifying its auditors against any liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to us. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against any such liability, or (b) indemnifying such individual against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court, (c) or indemnifying an officer against liability incurred by him or her to a person other than the company except in circumstances where such liability is for any criminal or regulatory fines or penalties, or where such liability is incurred in respect of (i) defending criminal proceedings in which he or she is convicted, (ii) defending civil proceedings commenced by the company or a related company against him in which judgment is given against him or (iii) in connection with an application for relief under section 76A(13) or section 391 of the Singapore Companies Act in which the court refuses to grant him relief.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting us, our constitution provides that each of our directors and officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by us or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either director, officer, secretary or employee of us or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Singapore Companies Act.

We may indemnify our directors and officers against costs, charges, fees, expenses and liabilities that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a director, officer or employee of our Company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act or other applicable statutes, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to our Company, or which would otherwise result in such indemnity being voided under applicable Singapore laws. No director or officer of our Company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other director or officer, and to the extent permitted by Singapore law, our Company shall contribute to the amount paid or payable by a director or officer in such proportion as is appropriate to reflect the relative fault of such director or officer, taking into consideration any other relevant equitable considerations, including acts of other directors or officers and our Company, and the relative fault of such parties in respect thereof.

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In addition, subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting our Company, no director, managing director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by us, through the insufficiency or deficiency of title to any property acquired by order of the directors for us or for the insufficiency or deficiency of any security upon which any of our moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Description

3.1

Memorandum and Articles of Association (Incorporated by reference to the Company’s Registration Statement on Form F-1 (Registration No. 333-257700), initially filed with the SEC on July 6, 2021, as amended)

4.1	Employee Share Option Scheme 2018. (Incorporated herein by reference to the Company’s Form 20-F Annual Report (File No. 001-41353), filed with the SEC on May 13, 2022
4.2	Employee Share Option Scheme 2023 (Filed herewith)
5.1	Opinion of Allen & Gledhill LLP (Filed herewith)
23.1	Consent of Marcum LLP (Filed herewith)
23.2	Consent of Allen & Gledhill (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table (Filed herewith)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 22, 2023.

Genius Group Limited

By:	/s/ Roger James Hamilton.
Roger James Hamilton
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger James Hamilton his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Roger James Hamilton	June 22, 2023
Roger James Hamilton
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

By:	/s/ Erez Simha	June 22, 2023
Erez Simha
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Suraj Naik	June 22, 2023
Suraj Naik
Chief Technology Officer and Director

By:	/s/ Tim Murphy	June 22, 2023
Tim Murphy
Director

By:	/s/ Ravinder Karwal	June 22, 2023
Ravinder Karwal
Chief Revenue Officer

By:	/s/ Sandra Morrell	June 22, 2023
Sandra Morell
Director

By:	/s/ Patrick Grove	June 22, 2023
Patrick Grove
Director

By:	/s/ Nic Lim	June 22, 2023
Nic Lim
Director

By:	/s/ Anna Gong	June 22, 2023
Anna Gong
Director

By:	/s/ Richard J. Berman	June 22, 2023
Richard J. Berman
Director

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